NEWS

FOR IMMEDIATE RELEASE Thursday, January 10, 2019	Investor Relations Contact: Daniel Wong (808) 835-3700 Investor.Relations@HawaiianAir.com Media Relations Contact: Alex Da Silva (808) 835-3712 Alex.DaSilva@HawaiianAir.com
Hawaiian Airlines Carries Record 11.8 Million Passengers in 2018, Updates Expected Fourth Quarter 2018 Metrics

HONOLULU – Hawaiian Airlines, Inc., a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA) (“Hawaiian” or the “Company”), today announced its system-wide traffic statistics for the month, quarter, and full year ended December 31, 2018. The Company also updated its expectations for certain fourth quarter 2018 financial metrics.

Hawaiian welcomed a record 11,840,178 guests in 2018, a 2.9 percent increase over the previous year. The record number of passengers in 2018 marks 14 straight years of growth as Hawaiian continues to expand its network and fleet, providing travelers with more options to fly to, from, and within the Hawaiian Islands than any other carrier.

Hawaiian took delivery of nine A321neo aircraft in 2018, bringing the total size of its A321neo fleet to 11 aircraft. The A321neo will help the airline build upon its already strong U.S. West Coast presence, including new daily non-stop service to Maui’s Kahului Airport from Portland, Sacramento and San Diego international airports, as well as to Honolulu’s Daniel K. Inouye International Airport from Long Beach. The airline will also begin new five-times-a-week non-stop service to Honolulu from Boston’s Logan International Airport on April 4.

SYSTEM-WIDE OPERATIONS1

DECEMBER	2018	2017	% CHANGE
PAX	981,571	1,000,646	(1.9)%
RPMS (000)	1,458,883	1,388,279	5.1%
ASMS (000)	1,737,134	1,645,354	5.6%
LF	84.0%	84.4%	(0.4) pts.

FOURTH QUARTER	2018	2017	% CHANGE
PAX	2,891,203	2,913,591	(0.8)%
RPMS (000)	4,285,036	4,125,894	3.9%
ASMS (000)	5,067,412	4,798,039	5.6%
LF	84.6%	86.0%	(1.4) pts.

YEAR	2018	2017	% CHANGE
PAX	11,840,178	11,505,324	2.9%
RPMS (000)	17,206,703	16,316,739	5.5%
ASMS (000)	20,171,911	19,006,682	6.1%
LF	85.3%	85.8%	(0.5) pts.

PAX	Passengers transported
RPM	Revenue Passenger Miles; one paying passenger transported one mile
ASM	Available Seat Miles; one seat transported one mile
LF	Load Factor; percentage of seating capacity filled
1Includes the operations of contract carriers under capacity purchase agreements.

Fourth Quarter Outlook

The Company has revised certain of its expectations for the quarter ended December 31, 2018 that were provided previously.

Specifically, the Company:

•
is narrowing its estimates for operating revenue per ASM at the positive end of its prior guidance range due primarily to better than expected yields on its International routes and slightly better than expected holiday traffic on its North America routes;

•	is narrowing its estimates for operating costs per ASM excluding fuel, and gallons of jet fuel consumed; and

•	is revising its estimate for economic fuel cost per gallon.

The table below summarizes the Company’s revised expectations for the quarter ended December 31, 2018, expressed as an expected percentage change compared to the results for the quarter ended December 31, 2017.

Item	Prior Fourth Quarter 2018 Guidance	Revised Fourth Quarter 2018 Guidance	GAAP Equivalent	Prior GAAP Fourth Quarter 2018 Guidance	Revised GAAP Fourth Quarter 2018 Guidance
Operating revenue per available seat mile (ASM)	Down 3.0 – 5.0%	Down 3.0 – 4.0%
Cost per ASM (CASM) excluding aircraft fuel (a)	Down 1.0 – 3.0%	Down 1.5 - 2.5%	Cost per ASM (a)	Up 0.6 – 3.3%	Up 1.1 - 2.0%
Gallons of jet fuel consumed	Flat – Up 2.0%	Up 1.5 – 2.0%
Economic fuel cost per gallon (b)	$2.20 - $2.30	~$2.20	Fuel cost per gallon (b)	$2.31 - $2.40	~$2.21

(a) See Table 1 for a reconciliation of GAAP operating expenses to operating expenses excluding aircraft fuel.
(b) See Table 2 for a reconciliation of GAAP fuel costs to economic fuel costs.

Non-GAAP Financial Reconciliations

Table 1.
Operating Costs per Available Seat Mile (CASM)
(in thousands, except CASM data) (unaudited)

	Estimated three months ended December 31, 2018
GAAP operating expenses	$625,805		to	$631,421
Less: aircraft fuel, including taxes and delivery	(149,519)		to	(150,251)
Adjusted operating expenses - excluding aircraft fuel	$476,286		to	$481,171
Available Seat Miles	5,067,412		to	5,067,412
CASM – GAAP	12.35	¢	to	12.46	¢
Less: aircraft fuel, including taxes and delivery	(2.95)		to	(2.97)
CASM - excluding aircraft fuel	9.40	¢	to	9.50	¢

Table 2.
Economic Fuel Expense (unaudited)

	Estimated three months ended December 31, 2018
Aircraft fuel expense, including taxes and delivery	$149,519	to	$150,251
Realized losses on settlement of fuel derivative contracts	(1,000)	to	(1,000)
Economic fuel expense	$148,519	to	$149,251
Fuel gallons consumed	67,509	to	67,841
Economic fuel costs per gallon	$2.20	to	$2.20

About Hawaiian Airlines

Hawaiian® has led all U.S. carriers in on-time performance for each of the past 14 years (2004-2017) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and TripAdvisor have placed Hawaiian among the top of all domestic airlines serving Hawai‘i.

Now in its 90th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline. Hawaiian offers non-stop service to Hawai‘i from more U.S. gateway cities (12) than any other airline, along with service from Japan, South Korea, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides approximately 160 jet flights daily between the Hawaiian Islands, with a total of more than 250 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow Hawaiian's Twitter updates (@HawaiianAir), become a fan on Facebook (Hawaiian Airlines), and follow us on Instagram (hawaiianairlines). For career postings and updates, follow Hawaiian's LinkedIn page.

For media inquiries, please visit Hawaiian Airlines' online newsroom.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s expectations regarding operating revenue per available seat mile, cost per available seat mile, cost per available seat mile excluding fuel, gallons of jet fuel consumed, fuel cost per gallon, and economic fuel cost per gallon for the quarter ended December 31, 2018; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarterly and annual results; economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates, including due to the occurrence of natural disasters, such as hurricanes, earthquakes and tsunamis; the Company’s dependence on tourist travel; labor negotiations and related developments; competitive pressures, including the potential impact of rising industry capacity between North America and Hawai‘i; the Company's ability to continue to generate sufficient cash flow to support the payment of a quarterly dividend; changes in the Company's future capital needs; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.